EXHIBIT 10.54A

TRANSITION AGREEMENT WITH ROLLAND B. JOHNS

This Transition Agreement (the “Agreement”) is entered into and made effective on February 18, 2022 by and between CSG Systems, Inc. (“Systems”), CSG Systems International, Inc. (“CSGI” and, together with Systems, collectively referred to herein as the “Company”) and Rolland B. Johns (“Employee”).  In consideration of the mutual covenants, conditions and promises set forth in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Transition Plan

Employee’s last day of employment with the Company will be April 1, 2022 (the “Employment Termination Date”). Employee’s last day in the role of Executive Vice President and Chief Financial Officer of the Company was November 28, 2021. From November 29, 2021 through the Employment Termination Date (the “Transition Period”), Employee will hold a non-executive regular employee role at the Company, and will not be expected or asked to perform any of the responsibilities associated with the Chief Financial Officer position. Employee shall continue to be paid his normal compensation and benefits (as in effect prior to November 28, 2021) through the end of the Transition Period.  Employee agrees to cooperate with the Company’s reasonable instructions and requests related to transitioning of job tasks and responsibilities during the Transition Period.

Separation Agreement

At the end of the Transition Period and subject to the Employee’s execution of (and not revocation) of a Separation Agreement and General Release in a form satisfactory to the Company (the “Separation Agreement,” a form of which is attached as Exhibit A hereto), the Employee will be eligible for the separation payments (the “Separation Payment”) pursuant to Paragraphs 10(d)(ii) and 10(d)(iv) of the May 17, 2018 Employment Agreement between the Employee and the Company (the “Employment Agreement”) set forth below:

(a)

A payment in the amount of $1,500,000.00, less all applicable withholdings, payable in substantially equal installments in accordance with the Company’s normal payroll practices for the twelve (12) months following the Employment Termination Date beginning on the first regularly scheduled payroll date that is at least sixty (60) days following such date; and

(b)

A payment equal to $27,800, constituting the equivalent of twelve (12) months of COBRA continuation coverage under CSG group health plans, which shall be paid in a lump sum, less all applicable withholdings, on the first regularly scheduled payroll date that is at least sixty (60) days following the Employment Termination Date.

The parties agree that the Separation Payment is in full compliance with Paragraph 10(d)(ii) and (iv) of the Employment Agreement.

Additional Terms

During the Transition Period, the Employee acknowledges and agrees:

1.	The Employee will continue to provide transition assistance to the Company, responding to reasonable requests for assistance and/or information.

2.

The Employee will not be eligible for the Separation Payment if employment is terminated for Cause during the Transition Period.  For purposes of this Agreement, “Cause” shall have the same meaning as set forth in Paragraph 10(c) of the Employment Agreement.

3.

This Agreement does not constitute a guarantee of a specific period or term of employment and does not constitute an employment contract.  Your employment remains “at will,” and, except as modified herein, you continue to be subject to the terms and conditions of your Employment Agreement and all Company policies and guidelines.

This Agreement (plus the Employment Agreement as modified herein) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and the Agreement shall not be modified or rescinded, except by a written agreement signed by the Executive and the Company.

IN WITNESS WHEREOF, the parties sign this Agreement to be effective on the first date written above with the intent to be bound by its terms and conditions.

CSG Systems, Inc. By: /s/ Patricia Elias Name: Patricia Elias Title: Chief People & Places Officer	CSG Systems International, Inc. By: /s/ Patricia Elias Name: Patricia Elias Title: Chief People & Places Officer
/s/ Rolland B. Johns Rolland B. Johns

Exhibit A

Separation Agreement

SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (“Agreement”) is entered into by and between CSG Systems, Inc. (“Systems”), CSG Systems International, Inc. (“CSGI” and, together with Systems, collectively referred to herein as the “Company”) and Rolland B. Johns (“Employee”).  In consideration of the mutual covenants, conditions and promises set forth in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

I.Definitions

For purposes of this Agreement, the following Definitions will apply:

A.Employment Termination Date. The “Employment Termination Date” shall be April 1, 2022.

B.Effective Date. The “Effective Date” of this Agreement is the eighth (8th) day after Employee’s execution of this Agreement, as set forth in Paragraph II.E(4) below, provided that Employee does not exercise the Employee’s right to revoke as set forth in that paragraph.

C.Released Parties. The “Released Parties” are the Company and its present, past, and future parents, subsidiaries, and affiliated corporations, divisions, affiliates, predecessors, principals, partners, joint venturers, representatives, successors, and assigns, and their past and present owners, directors, officers, employees, stockholders, attorneys, agents, and insurers, and all persons acting by, through, under or in concert with any of them and all other persons, firms and corporations whomsoever in their individual, corporate, or official capacities.

D.Releasing Parties. The “Releasing Parties” are the Employee and the Employee’s attorneys, heirs, executors, administrators, representatives, agents, successors, and assigns.

E.         Signature Date. The “Signature Date” of this Agreement is the date the Employee signs the Agreement. The Employee cannot sign the document prior to the “Employment Termination Date” listed in Paragraph I.A. No pre-dating of this Agreement will be accepted.

II.Terms

A.Return of Company Property. If Employee has not already done so, Employee will return and give to the Company as soon as possible, but no later than five (5) days after the Employment Termination Date, all documents, computer files, and any copies thereof, (whether electronic or otherwise or whether located on a personal or company device), which relate to the Company’s business and which are in Employee’s possession, or under Employee’s direction or control. Notwithstanding the foregoing, the Company and Employee have agreed that Employee can retain computer-related equipment in Employee’s possession including the Company provided iPad and cellular phone; moreover, Employee will be able to retain the cell phone number assigned to such cellular phone. Employee agrees to provide all equipment to the Company to be wiped and agrees to cooperate in that process to ensure all Company-related information is erased and not retained on the equipment.

B.Final Compensation and Separation Pay.

(1)

Final Compensation. Employee shall receive Employee’s final paycheck, less applicable withholdings, on Company’s next regularly scheduled payday following the Employment Termination Date, in accordance with Company’s regular payroll practices. Employee’s final paycheck will include payment of Employee’s base salary prorated through the Employment Termination Date, as well as payment for any accrued, unused vacation or paid leave owed to Employee as of the Employment Termination Date. Employee shall be reimbursed for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Employee in the performance of his duties and responsibilities for the Company; provided, that the Executive shall properly account for such expenses in accordance with the policies and procedures of the Company. The foregoing shall be paid and or reimbursed to Employee regardless of whether Employee executes this Agreement.

(2)

Consideration for Release. In consideration for Employee’s execution of this Agreement, compliance with all terms of the Agreement (including, but not limited to, Paragraphs II.I and II.K), and Employee’s release of claims as set forth below, the Company will pay to Employee the following payments (collectively, the “Separation Payment”):

a.

Separation Pay. An amount, in the aggregate, equal to $1,500,000 less all applicable withholdings, paid in substantially equal installments on the Company’s normal payroll dates over the 12-month period (the “Separation Payment Period”) beginning on the first regularly scheduled payroll date that is at least sixty (60) days following the Employment Termination Date.

b.

COBRA Premium Subsidy. As a result of Employee currently being enrolled in a CSG medical plan, the Company will pay Employee an amount equal to $27,800, less all applicable withholdings. This COBRA Subsidy is intended to subsidize the premiums due for COBRA continuation coverage under CSG group health plans during the Separation Payment Period but will be provided to Employee regardless of whether Employee elects to enroll in COBRA continuation coverage. Employee understands that it is his responsibility to ensure he and/or his dependents timely elect to enroll in COBRA continuation coverage and that all premiums are timely paid. The COBRA Subsidy will be paid in a lump sum, less applicable withholdings, on the first regularly scheduled payroll date that is at least sixty (60) days following the Employment Termination Date.

Employee agrees and understands that the Company will report the Separation Payment on IRS Form W-2 and any similar form required by state or local law.

The Separation Payment described herein is contingent upon Employee’s execution of this Agreement, Employee not exercising the right to revoke, and Employee’s compliance with all of the terms of this Agreement.

C.Not Otherwise Entitled.  The parties agree that, apart from this Agreement, Employee is entitled to no payments or other consideration from the Company.  Employee acknowledges that the Separation Payment is good and valuable consideration in exchange for this Agreement, and that other than the payments due under this Agreement, Employee has been paid all earned and accrued compensation, less applicable deductions, through the Employment Termination Date.

D.Employee Benefits. In the event Employee has elected benefits under CSG's medical plans (health, dental and/or vision) prior to the Employment Termination Date, such coverage will continue until April 30, 2022 and, thereafter, Employee will have the option to elect continuation coverage under COBRA. COBRA eligibility does not begin until the first of the month following the Employment Termination Date, which will be the first month of eligibility for benefit assistance calculations. Employee agrees that after the Employment Termination Date Employee no longer has any coverage or entitlement to unvested benefits or contributions under any of the Company’s benefit plans.

E.Acknowledgements. Employee acknowledges that Employee has read and understands this Agreement, and Employee specifically acknowledges the following:

(1)

That Employee has been advised by the Company to consult with an attorney, and has had the opportunity to consult with an attorney, before signing this Agreement and that the Agreement has been written in a manner calculated to be clearly understood by Employee;

(2)

That Employee has read and fully understands all the provisions of this Agreement and that Employee was given a reasonable time of twenty-one (21) days to review, consider and decide whether to sign this Agreement and understands this signed Agreement must be returned to the Company no later than April 5, 2022.

(3)

That Employee is waiving, among other claims, age discrimination claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §621, et seq., and all amendments thereto, whether known or unknown;

(4)

That if Employee signs this Agreement, Employee will have seven (7) days following the execution of this Agreement to revoke his consent to the Agreement delivering written notice of revocation, which may be by email (with receipt confirmed) to Patricia Elias, Chief People and Places Officer, at patricia.elias@csgi.com or by mail at 6175 South Willow Drive, 10th Floor, Greenwood Village, CO 80111, by close of business of the eighth (8th) day following the date on which Employee signs this Agreement;

(5)

That this Agreement will not become effective or enforceable until after the Effective Date (in other words, the revocation period must have expired, and Employee must not have exercised the right to revoke). Specifically, Employee understands that Employee will not receive the Separation Payment referred to in Paragraph II.B until after the Effective Date;

(6)

That, by signing this Agreement, Employee is not waiving or releasing any claims based on actions or omissions that occur after the date of signing of this Agreement, including any actions necessary to enforce Employee’s rights under this Agreement; and

(7)

That Employee has signed this Agreement of Employee’s own free will in exchange for the consideration stated in Paragraph II.B.(2) above, which Employee acknowledges constitutes full, fair, reasonable and adequate consideration, to which Employee is not otherwise entitled, for the affirmations, certifications, representations and promises made in this Agreement.

F.Release. In exchange for the Separation Payment described in Paragraph II.B(2) above, the Releasing Parties fully release and discharge the Released Parties from any and all claims of any nature, whether known or unknown, which Employee may have arising out of or in connection with Employee’s employment or termination of employment, through the date the release is executed by Employee.

This release includes, but is not limited to, the following claims: Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., as amended; the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq. (“ADEA”); the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq. (except such rights as may be vested under any retirement plan sponsored by the Company); the Family and Medical Leave Act of 1993; Section 1981 of the Civil Rights Act of 1866; the Worker Adjustment and Retraining Notification Act; the National Labor Relations Act; the Labor Management Relations Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Genetic Information Nondiscrimination Act of 2008; the Health Insurance Portability and Accountability Act; the Occupational and Safety Health Act; the Equal Pay Act; the Uniformed Services Employment and Re-employment Act; Executive Orders 11246 and 11141; the False Claims Act (including the qui tam provision thereof); the Consolidated Omnibus Budget Reconciliation Act of 1986; the Rehabilitation Act of 1973; the Electronic Communications Privacy Act of 1986 (including the Stored Communications Act, any claims under any applicable state or local law, and any law governing any aspect of employment, and any amendments thereto, any claim under any state or federal common law, statute, regulation or ordinance, breach of contract claims, breach of any collective bargaining agreement claims, tort claims, including negligence, and all demands, damages expenses, fees (including attorney’s fees, court costs, expert witness fees, etc.), which you may now or have in the future against the Released Parties or have in connection with all interactions, transactions or contracts, express or implied, between you and the Released Parties, including, but not limited to your employment and the termination of your employment, or any acts, transactions, or occurrences between you and the Released Parties through the date of this Agreement.

G.Continuing Rights. Nothing in this Agreement will limit Employee’s right to pursue an administrative charge with, or participate in, any investigation before the Equal Employment Opportunity Commission or any Federal, State, or Local Agency; to file a claim for unemployment benefits; to file a claim for workers’ compensation benefits; or to file a claim asserting any causes of action that by law Employee may not legally waive. Employee agrees, however, that if Employee or anyone on his behalf brings any action concerning or related to any cause of action or liability released in this Agreement, Employee waives his right to, and will not accept, any monies or other relief, awarded in connection with that action. Additionally, nothing in this Agreement will be interpreted to limit Employee’s ability to challenge this Agreement’s compliance with notice and other requirements of the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act.

THIS MEANS THAT BY SIGNING THIS AGREEMENT EMPLOYEE WILL HAVE WAIVED ANY RIGHT EMPLOYEE MAY HAVE TO RECOVER IN A LAWSUIT OR OTHER ACTION AGAINST RELEASED PARTIES, INCLUDING BUT NOT LIMITED TO THE COMPANY, BASED ON ANY ACTIONS OR OMISSIONS MADE BY THE RELEASED PARTIES, INCLUDING, BUT NOT LIMITED TO, CLAIMS WHICH IN ANY WAY ARISE FROM OR RELATE TO EMPLOYEE’S EMPLOYMENT RELATIONSHIP AND THE SEPARATION OF EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR ANY ACTS, TRANSACTIONS, OR OCCURRENCES BETWEEN EMPLOYEE AND THE RELEASED PARTIES THAT TOOK PLACE AT ANY TIME, UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

H.Additional Material Acknowledgements. Without waiving any prospective or retrospective rights under the Fair Labor Standards Act (“FLSA”) or any equivalent state or local law, Employee admits that he has been properly paid for all hours worked and received from the Company all rights and benefits, if any, potentially due to him pursuant to the FLSA and any relevant laws. Employee states that he is aware of no facts (including any injuries or illnesses) which might lead to him filing a workers’ compensation claim against the Released Parties and Employee warrants that he has not suffered any work injury that he has not previously disclosed to the Company. It is the Parties’ intent to release all claims that can legally be released but no more than that.

Employee affirms that he is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment of the Separation Payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security or Medicare benefits. If any statement in the previous sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the remaining sentences of this paragraph apply. Employee affirms, covenants, and warrants that he has made no claim for illness or injury against, nor is Employee aware of any facts supporting any claim against, the Released Parties under which the Released Parties could be liable for medical expenses incurred by Employee before or after signing this Agreement.  Furthermore, Employee is not aware of any medical expenses that Medicare has paid and for which Released Parties could be liable now or in the future. Employee affirms that, to the best of Employee’s knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.  Employee will indemnify, defend, and hold Released Parties harmless from Medicare claims, liens, damages, conditional payments and rights to payment, if any, including attorneys' fees, and Employee further agree to waive any and all future private causes of action for damages under 42 U.S.C. § 1395y(b)(3)(A) et seq.

   I.Confidentiality.

(1)

Employee, by virtue of his position with the Company, had access to and/or received trade secrets and other confidential and proprietary information about the Company’s business that is not generally available to the public and which has been developed or acquired by the Company at considerable effort and expense (hereinafter “Confidential Information”). Confidential Information includes, but is not limited to, information about the Company’s business plans and strategy, environmental strategy, legal strategy, legislative strategy, finances, marketing, management, operations, and/or personnel. Employee agrees that he will hold the Confidential Information in strictest confidence and take reasonable efforts to protect such Confidential Information from disclosure to any third party who is not authorized to receive, review, or access the Confidential Information. Employee also agrees to not use Confidential Information on behalf of Employee or any third party and, by signing this Agreement, affirms that he has returned all Confidential Information to the Company and, as such, does not possess or have access to the Company Confidential Information. The purpose of this provision is to protect the Company’s proprietary, confidential, and trade secret information from improper use or disclosure, to the maximum extent permitted by law. This confidentiality obligation does not prohibit or restrict Employee from initiating any communications with, or responding to any inquiry from, or providing testimony before any federal, state or local regulatory authority, regarding this Agreement or its underlying facts or circumstances.

(2)

Employee agrees not to divulge or release this Agreement or its contents, except to Employee’s attorneys, financial advisors, or immediate family, provided they agree to keep this Agreement and its contents confidential, or in response to a valid subpoena or court order. In the event Employee receives a subpoena or court order requiring the release of this Agreement, its contents, or any Confidential Information, Employee will notify the Company’s Legal Department of the date for the disclosure of such information to enable the Company to contest the subpoena or court order, and Employee agrees to cooperate with the Company in any related proceeding involving the release of this Agreement or its contents or any Confidential Information.

(3)

Nothing in this Agreement prohibits Employee from initiating any communications with, or responding to any inquiry from, or providing testimony before any federal, state or local regulatory authority, regarding this Agreement or its underlying facts or circumstances. Nothing in this confidentiality provision prohibits Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Employee does not need the prior authorization of the Company to make any such reports or disclosures and are not required to notify the Company that Employee has made such reports or disclosures.

(4)

Nothing herein is intended to be or will be construed to prevent, impede, or interfere with Employee’s right to respond accurately and fully to any question, inquiry, or request for information regarding the Company or Employee’s employment with the Company when required by legal process, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any federal, state, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Employee further understands that nothing in this Agreement waives Employee’s right to testify before an administrative, legislative, or judicial proceeding pursuant to a court order, subpoena, or written request from an administrative agency concerning alleged criminal conduct or alleged sexual harassment on the part of any party to this Agreement, or their agents or employees. Employee is not required to contact the Company regarding the subject matter of any such communications before Employee engages in such communications. However, Employee cannot disclose to anyone confidential communications and documents that are protected by The Company’s or Releasees’ attorney-client privilege or work product protection.

J.  Immunity under the Defend Trade Secrets Act of 2016. The federal Defend Trade Secrets Act of 2016 provides immunity in certain circumstances to Company employees, contractors, and consultants for limited disclosures of Company Trade Secrets. Specifically, Company employees, contractors, and consultants may disclose Trade Secrets:

(1)

in confidence, either directly or indirectly, to a Federal, State, or local government official, or to an attorney, “solely for the purpose of reporting or investigating a suspected violation of law,” or

(2)	“in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Additionally, Company employees, contractors, and consultants who file retaliation lawsuits for reporting a suspected violation of law may also use and disclose related Trade Secrets in the following manner:

(1)	the individual may disclose the Trade Secret to his attorney, and
(2)

the individual may use the information in related court proceeding, as long as the individual files documents containing the Trade Secret under seal, and does not otherwise disclose the trade secret “except pursuant to court order.”

K.Competitive Activities Post-Separation. Because the confidential information known to or developed by the Employee during his employment by the Company encompasses at the highest level information concerning the plans, strategies, products, operations, and existing and prospective customers of the Company and its respective subsidiaries and could not practically be disregarded by the Employee, the Employee acknowledges that his provision of executive services to a competitor of the Company or any of the respective subsidiaries of the Company soon after the termination of the Employee's employment by the Company would inevitably result in the use of the Confidential Information by the

Employee in his performance of such executive services, even if the Employee were to use his best efforts to avoid such use of the Confidential Information. To prevent such use of the Confidential Information and the resulting unfair competition and wrongful appropriation of the goodwill and other valuable proprietary interests of the Company and its respective subsidiaries, the Employee agrees that for a period of one (1) year after his separation from the Company the Employee will not, directly or indirectly:

(1)

engage, whether as an employee, agent, consultant, independent contractor, owner, partner, member, or otherwise, in a business activity which then competes in a material way with a business activity then being actively engaged in by the Company or its respective subsidiaries;

(2)

solicit or recommend to any other person that such period solicit any then customer of the Company or any of its respective subsidiaries, which customer also was a customer of the Company or any of its respective subsidiaries at any time during the one (1) year period prior to the termination of the Employee's employment by the Companies, for the purpose of obtaining the business of such customer in competition with the Company or any of its respective subsidiaries; or

(3)

induce or attempt to induce any then customer or prospective customer of the Company or any of its respective subsidiaries to terminate or not commence a business relationship with the Company or any of its respective subsidiaries.

The Company and the Employee acknowledge and agree that the restrictions contained in this Paragraph are both reasonable and necessary in view of the Employee's positions with the Company and that Employee has received sufficient consideration for the Employee's acceptance of such restrictions. Nevertheless, if any of the restrictions contained in this Paragraph are found by a court having jurisdiction to be unreasonable, or excessively broad as to geographic area or time, or otherwise unenforceable, then the parties intend that the restrictions contained in this Paragraph be modified by such court so as to be reasonable and enforceable and, as so modified by the court, be fully enforced. Nothing contained in this paragraph shall be construed to preclude the investment by the Employee of any of his assets in any publicly owned entity so long as the Employee has no direct or indirect involvement in the business of such entity and owns less than 2% of the voting equity securities of such entity. Nothing contained in this Paragraph shall be construed to preclude the Employee from becoming employed by or serving as a consultant to or having dealings with a publicly owned entity one of whose businesses is a competitor of the Company or any of its respective subsidiaries so long as such employment, consultation, or dealings do not directly or indirectly involve or relate to the business of such entity which is a competitor of the Company or any of its respective subsidiaries.

LEntire Agreement; Modification. The parties agree that this is the entire agreement between the parties. This Agreement overrides and replaces all prior negotiations and terms proposed or discussed, whether in writing or orally, about the subject matter of this Agreement, with the exception of any non-competition agreement, non-solicitation agreements, confidentiality agreement, indemnification agreements, or other obligation, which, by its terms or by operation of law, survives the termination of Employee’s employment. In such event, the confidentiality obligations of this Agreement will supplement, but not replace, such agreement or agreements. No modification of this Agreement will be valid unless it is in writing identified as an Amendment to the Agreement and is signed by Employee and an authorized executive of the Company.

MEmployee Availability/Cooperation. Employee agrees to be reasonably available to the Company, for a period of up to one (1) year from the Employment Termination Date, to respond to requests by the Company for information pertaining to or relating to the Company, or their respective past and present agents, officers, executives, employees, attorneys, directors, and assigns, on topics that may be within the knowledge of the Employee. Employee also agrees to cooperate fully with the Company in connection with any and all existing or future litigation, arbitrations, or investigations brought by or against the Company, or their respective past and present agents, officers, executives, employees, attorneys, directors, and assigns, whether administrative, civil or criminal in nature, in which and to the extent the Company deems the Employee’s cooperation necessary; provided, however, Employee shall not be obligated under this provision if the Company and Employee are adverse parties in any such litigation. Employee’s obligations to provide cooperation hereunder are not expected to, and shall not, interfere with Employee’s obligations to other individuals or entities. The Company will reimburse the Employee for reasonable out-of-pocket expenses incurred as a result of Employee’s availability or cooperation.  To the extent Employee’s cooperation is needed on a more than de minimis basis, the Company and Employee shall negotiate an appropriate hourly rate or other fee arrangement for each hour actually spent by Employee in providing such cooperation.  To the extent the Employee has received a Preservation Notice/Legal Hold from the Company’s Legal Department, Employee shall take all necessary steps to preserve information related in any way to the Preservation Notice/Legal Hold in its original format and location and will not modify, delete or destroy such information. Employee will notify the Company’s Legal Department of the nature and location of any and all such information.

N.Section 409A. The payments under this Agreement are intended to comply with Section 409A of the Internal Revenue Code ("Section 409A") or an exemption thereunder and will be construed and administered in accordance with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral will be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. If payment of any amount of deferred compensation subject to Section 409A is triggered by a separation from service that occurs while Employee is a "specified employee" (as defined by Section 409A), and if such amount (or portion thereof) is scheduled to be paid within six months after such separation from service, and such amount scheduled to be paid during 6-month window is not exempt from Section 409A utilizing the stacking of exclusions from Section 409A as noted above, Employee shall notify Company in writing (which may be by email, with confirmation of receipt) and Company shall not pay such specified amount to Employee during such 6-month window and shall instead accrue such amount without interest and such amount shall be paid to Employee on the first business day after the end of such 6-month period, or, if earlier, within 15 days after Employee’s death. If any payment subject to Section 409A is contingent on the delivery of a release by Employee and could occur in either of two years, the payment will occur in the later year.  Nothing herein shall be construed as a guarantee of any particular tax treatment.  Company makes no representation that this Agreement or any payments hereunder comply with Section 409A and in no event shall the Company be liable for the payment of any taxes and penalties that Employee may incur under Section 409A.

O.Governing Law and Venue. This Agreement is governed by and construed in accordance with the laws of the state of Colorado.

P.Severability.  Each provision of this Agreement is intended to be severable.  If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable in any respect, the rest of the Agreement will remain in force.

Q. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which construed together shall constitute one and the same Agreement. Employee agrees that CSG may enforce this Agreement with a copy that is only signed by Employee.

EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS CAREFULLY READ THIS SEPARATION AND RELEASE AGREEMENT, AND KNOWS AND UNDERSTANDS ITS CONTENTS, AND VOLUNTARILY SIGNS IT OF EMPLOYEE’S OWN FREE WILL.

IN WITNESS WHEREOF, the parties sign this Agreement on the dates indicated below with the intent to be bound by its terms and conditions.

CSG Systems, Inc. By: Name: Title:	CSG Systems International, Inc. By: Name: Title:
Date: Rolland B. Johns Date:	Date: